SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  December 1, 2003

Registrant, State of Incorporation, Address
Commission File	of Principal Executive Offices and	I.R.S. Employer
Number	Telephone Number	Number

1-8788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 895-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures
EX-99.1 PRESS RELEASE DATED 12-1-2003

Item 5. Other Events

     On December 1, 2003, Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, filed a general rate case with the Public Utilities Commission of Nevada calling for a 9.7 percent overall rate increase to customers beginning June 1, 2004. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1 Press Release issued December 1, 2003

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: December 3, 2003	By:	/s/ John E. Brown John E. Brown Vice President and Controller

Sierra Pacific Power Company (Registrant)

Date: December 3, 2003	By:	/s/ John E. Brown John E. Brown Vice President and Controller

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Exhibit Index

     99.1 – Press Release issued December 1, 2003.

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